Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MISONIX, INC.

Farmingdale, New York

We consent to the incorporation by reference in the following Registration Statements:

1.	Form S-3 (File No. 333-223878);

2.	Forms S-8 (File No. 333-203944, File No. 333-188554, File No. 333-165088, File No. 333-130874, File No. 333-63166, File No. 333-78795, File No. 333-18907, File No. 333-73924 and File No. 333-219348).

of our reports dated September 13, 2018, with respect to the consolidated financial statements and schedule of Misonix, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of Misonix, Inc. and Subsidiaries (which report on the consolidated financial statements expresses an unqualified opinion and includes an emphasis-of-matter paragraph regarding the adoption of FASB issued Accounting Standards Updated No. 2016-09 “Compensation-Stock Compensation (Topic 718)”. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2018.

/s/ BDO USA, LLP

Melville, New York

September 13, 2018